EXHIBIT 5.1
Law Offices
Daniel W. Small
Attorney at Law

One Burton Hills Boulevard	Daniel W. Small, Esq.
Suite 330	dsmall@nashvillelaw.net
Nashville, Tennessee 37215	Telephone (615) 252-6000
Web site — www.nashvillelaw.net	Facsimile (615) 252-6001
September 6, 2006
Mid-America Bancshares, Inc.
7651 Highway 70, South
Nashville, Tennessee 37221
Re: Mid-America Bancshares, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
     Reference is made to the Registration Statement (the “Registration Statement”) on Form S-8 filed today with the Securities and Exchange Commission (the “Commission”) by Mid-America Bancshares, Inc. (the “Company”) for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,000,000 shares of the Company’s authorized common stock, $1.00 par value per share (the “Shares”), which may be issued pursuant to the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan (the “Plan”). In connection with the foregoing registration, I have acted as counsel to the Company.
     The opinions expressed below are rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. In rendering such opinions, I have made no assumptions other than those expressly set forth in this letter, and I have relied as to factual matters that affect my opinions upon representations and warranties made by the Company without independently verifying the facts asserted therein to be true and correct, and also upon my examination of selected public records and copies of the following documents, each identified to my satisfaction:
1.	A certified copy of each of the charter and the bylaws of the Company, together with all amendments thereof provided to me;

Mid-America Bancshares, Inc.
September 6, 2006
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2.	A copy of the Plan; and

3.	Copies of certain minutes and resolutions (or actions on written consent) of the Board of Directors of the Company provided to me by representatives of the Company.
     I have assumed in all cases that the documents provided to me are genuine and that copies of documents provided to me were true, correct and complete reproductions of authentic originals.
     Based upon the foregoing, it is my opinion that the Shares will be, when and if issued in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable.
     This opinion letter is provided to you for your benefit and for the benefit of the Commission, may be relied upon by you and the Commission only in connection with the Company’s filing of the specified Registration Statement, and may not be relied upon by any other person or for any other purpose without my prior written consent. I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder. I do not undertake to update this opinion, which may be subject to future changes of law or fact.
Sincerely,
/s/ Daniel W. Small
Daniel W. Small
Attorney at Law